Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated October 28, 2020, relating to the financial statements of MedTech Acquisition Corporation as of October 5, 2020 and for the period from September 11, 2020 (inception) through October 5, 2020, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-251037.

/s/ WithumSmith+Brown, PC

New York, New York
December 17, 2020